UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 24, 2011

Fabrinet

(Exact name of registrant as specified in its charter)

Cayman Islands	001-34775	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Walker House

87 Mary Street

George Town

Grand Cayman

KY1-9005

Cayman Islands

(Address of principal executive offices, including zip code)

+66 2-524-9600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On October 24, 2011, Fabrinet announced that, as of approximately 11:00 PM Saturday night October 22, 2011, Bangkok time, flood waters had infiltrated the offices and manufacturing floor space at its Chokchai campus in Pathum Thani, Thailand. The manufacturing buildings at Chokchai, known as buildings 1 and 2, remain filled with water to a level of approximately 3.5 feet. Prior to the factory infiltration, the company took precautionary measures, where possible, to move or protect production and test equipment, inventory and tooling. The company has not yet been able to make a full assessment of the damage but believes it is unlikely that production would recommence at Chokchai for the remainder of the current quarter.

The flooding has not breached the company’s Pinehurst campus, located approximately 7 miles north of Chokchai. However, production at the Pinehurst campus buildings, known as buildings 3, 4 and 5, continues to be suspended due to the impacted local transportation and utilities that continue to affect both arterial and access roads to Fabrinet’s factories and some employee residences.

Conditions with the continued flooding are evolving quickly, and the final extent of its impact cannot yet be determined.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

“Safe Harbor” Statement Under U.S. Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include all of our statements that the flood waters have not directly breached our Pinehurst campus production facilities and our statements regarding the extent of the impact of continued flooding on operations at all facilities in Thailand. These forward-looking statements involve risks and uncertainties. Actual results could vary materially from these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the flooding situation in Thailand could continue for an extended period of time and could even worsen; we may be required to suspend operations at our Chokchai facilities beyond our second fiscal quarter and may be required to suspend operations at our Pinehurst facilities for an extended period of time; customers could scale back or cancel their orders in light of perceived or real production constraints; even if the flooding subsides, the extent of damage to Thai roads and infrastructure could continue to have a material impact on our logistics and supply chain; if the flooding continues for an extended period of time, the Thai government could order a state of emergency or take other emergency actions, which could constrain our operations in Thailand, and other important factors as described in our reports and documents filed from time to time with the Securities and Exchange Commission (SEC), including the factors described under the sections captioned “Risk Factors” in our annual report on Form 10-K, filed on August 31, 2011. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FABRINET

By:	/s/ Mark J. Schwartz
Mark J. Schwartz Executive Vice President, Chief Financial Officer and Secretary

Date: October 24, 2011